EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares of Olympus Pacific Minerals Inc., dated as of June 30, 2010, is, and any further amendments thereto (including amendments on Schedule 13D or Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934 and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this joint filing agreement this 30th day of June, 2010.

VIETNAM ENTERPRISES INVESTMENT LIMITED

By:	/s/ Dominic Scriven
Dominic Scriven
Title: Director

VIETNAM GROWTH FUND LIMITED

By:	/s/ Dominic Scriven
Dominic Scriven
Title: Director

VIETNAM DRAGON FUND LIMITED

By:	/s/ Dominic Scriven
Dominic Scriven
Title: Director

VIETNAM RESOURCE INVESTMENTS (HOLDINGS) LIMITED

By:	/s/ David Woodhouse
David Woodhouse
Title: Director

DRAGON CAPITAL MARKETS LIMITED

By:	/s/ Dominic Scriven
Dominic Scriven
Title: Director

DRAGON CAPITAL MANAGEMENT LIMITED

By:	/s/ Dominic Scriven
Dominic Scriven
Title: Director

ENTERPRISE INVESTMENT MANAGEMENT LIMITED

By:	/s/ Dominic Scriven
Dominic Scriven
Title: Director

DRAGON CAPITAL GROUP LIMITED

By:	/s/ Dominic Scriven
Dominic Scriven
Title: Chief Executive Officer